Exhibit 10.2





                    FLEMING COMPANIES, INC.


_________________________________________________________________

 NON-QUALIFIED STOCK OPTION AGREEMENT (1990 STOCK OPTION PLAN)
_________________________________________________________________



Name:          ______________  Grant Date:  _________________
Option Price: $_____________   Exercise Date: _________________ - 25%
Shares Granted: ______________                _________________ - 50%
Expiration Date: ______________               _________________ - 75%
                                              _________________ - 100%

              NON-QUALIFIED STOCK OPTION AGREEMENT
               UNDER THE FLEMING COMPANIES, INC.
                     1990 STOCK OPTION PLAN


          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of this ____ day of ________, 199_, at Oklahoma City, Oklahoma by and between ______________ (hereinafter referred to as the "Participant," and Fleming Companies, Inc. (hereinafter referred to as the "Company"):

                      W I T N E S S E T H:

          WHEREAS, the Participant is a key employee of the Company, its parent or any subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, its parent or any subsidiary of the Company; and

          WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Fleming Companies, Inc. 1990 Stock
Option Plan" (the "Plan").

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

     1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant a non-qualified stock option (the "Stock Options") as described in Sections 83 and 421 of the Code to purchase all or any part of an aggregate of ____________ ________________________________________ (_______) shares of common stock of the Company, par value $2.50 per share (the "Stock") under and subject to the terms and conditions of this Option Agreement and the Plan each of which is incorporated herein by reference and made a part hereof for all purposes. All capitalized terms used in this Option Agreement shall have the same meaning ascribed to them in the Plan unless specifically denoted otherwise. The purchase price per share for each share of Stock to be purchased hereunder shall be $__________ (the "Option Price").

     2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 9 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Options pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or its parent or of any one or more of the subsidiaries of the Company) remains full-time and continuous at all times prior to any of the "Exercise Dates" set forth in this Section 2, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in
Section 1 of this Agreement by the designated percentage set forth below.

                                                   Percent of Stock
Exercise Dates                                    Option Exercisable
--------------------------------------------------------------------
On or After _________________                                25%

On or After _________________                                50%

On or After _________________                                75%

On or After _________________                               100%

     3. TERM OF STOCK OPTION. Except as specifically provided to the contrary in this Option Agreement or in the Plan with regard to the death of a Participant, no Stock Option shall be exercisable within six months from nor more than ten years after the date of grant (the "Option Period"). Stock Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (i) the Stock Options which are otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant and (ii) if a Participant terminates his employment with the Company or a subsidiary, such Participant may exercise any of the Stock Options which are otherwise exercisable at any time within three months of such date of termination. If a Participant should die during the applicable three month period following the date of such Participant's termination, the rights of the personal representative of such deceased Participant as such relate to the Stock Options shall be governed in accordance with Section 3(i) of this Agreement.

     4. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, the Stock Options shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Options may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Options contrary to the provisions hereof shall be null and void and without effect.

     5. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company, its parent or one or more of the subsidiaries of the Company, the Stock Options shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, its parent or any of the subsidiaries of the Company, or interfere in any way with the right of the Company, its parent or any of the subsidiaries of the Company to terminate such Participant's employment at any time.

     6. SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to Stock Options granted hereunder, the following special rules shall apply:

          (a) Acceleration of Otherwise Unexercisable Stock Option on Termination of Employment or Death. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment with the Company or a subsidiary or (ii) the personal representative of a deceased Participant, to exercise and purchase (within three months of such date of termination of employment or 12 months in the case of a deceased Participant) all or any part of the shares subject to the Stock Options on the date of the Participant's death or termination, notwithstanding that all installments, if any, with respect to the Stock Options, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any Stock Option (or portion thereof) if the applicable six month waiting period for exercise had not expired except in the event of the death of the Participant when the personal representative of the deceased Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six month waiting period had not yet expired.

          (b) Right to Exercise Upon Company Ceasing to Exist. Where dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his then remaining Stock Options whether or not then exercisable. Provided, further, that for the purposes of this Section 6(c), if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in identity, form or place of organization of the Company accomplished in accordance with
Section 368(a) (1) (F) of the Code, then, such event will not cause an acceleration of the exercisability of such Stock option granted hereunder.

          (c) Assumption of Outstanding Stock Options. To the extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume the Stock Options outstanding under this Option Agreement or issue new non-qualified stock options in place of such outstanding Stock Options. Provided, such assumption of outstanding Stock Options is to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 425(a) of the Code; provided, further, in no event will such assumption result in a modification of the Stock Options as defined in Section 425(h) of the Code.

          (d) Payment of Withholding Taxes. Upon the exercise of any Stock Option as provided herein, no such exercise shall be permitted, nor shall any Stock be issued to any Participant until the Company receives full payment for the Stock purchased which shall include any required state and federal withholding taxes. Further, upon the exercise of any Stock Option the Participant may direct the Company to retain from the shares of Stock to be issued upon exercise of the Stock Option that number of initial shares of Stock (based on "fair market value" as such term is defined in Section 1.6 of the Plan) that would satisfy the requirements for withholding any amounts due upon the exercise.

     7.   METHOD OF EXERCISING STOCK OPTION.

          (a) Procedures for Exercise. The manner of exercising the Stock Options shall be by written notice to the Company at least two days before the date the Stock Options, or part thereof, are to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Options and the number of shares of Stock with respect to that portion of the Stock Options being exercised, and shall be signed by the person or persons so exercising the Stock Options. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices shall be received.

          (b) Form of Payment. Payment for shares of Stock purchased under this Option Agreement shall be made in full and in cash or check made payable to the Company. Provided, payment for shares of Stock purchased under this Option Agreement may also be made in common stock of the Company or a combination of cash and common stock of the Company. In the event that common stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of the Stock Options, then, such common stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan. In addition to the foregoing procedure which may be available for the exercise of the Stock Options, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate representing the shares subject to the Stock Options to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Stock Options, the broker may sell the Stock (or that portion of the Stock necessary to cover the Option Price and any withholding taxes due, if any). Upon receipt of the stock certificate from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes. Further, the broker may also facilitate a loan to the Participant upon advance receipt of the exercise notice for issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Stock Option. For all purposes of effecting the exercise of the Stock Options, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Stock Options. No Stock shall be issued to the Participant until the Company receives full payment for the Stock purchased under the Stock Options which shall include any required state and federal withholding taxes.

          (c) Further Information. In the event the Stock Options are exercised, pursuant to the foregoing provisions of this Section 7, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Options. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 6301 Waterford Boulevard, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

     8. ACCELERATION OF OPTIONS UPON CHANGE OF CONTROL. Notwithstanding anything to the contrary in the Plan, in the event of a "Change of Control" (as such term is defined in Section 8 of this Option Agreement and not in the Plan), any and all Stock Options will become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant. For purposes of this Participant and this Option Agreement, the term "Change of Control" shall mean:

                    (i)  The acquisition by any
          individual, entity or group (within the
          meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
          Act) of 20% or more (the "Triggering
          Percentage") of either (i) the then
          outstanding shares of common stock of the Company (the "Outstanding Company Common
          Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
          Company Voting Securities"); provided,
          however, in the event the "Incumbent Board"
          (as such term is hereinafter defined)
          pursuant to authority granted in any rights agreement to which the Company is a party
          (the "Rights Agreement") lowers the
          acquisition threshold percentages set forth in such Rights Agreement, the Triggering
          Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control:
          (i) any acquisition directly from the
          Company, (ii) any acquisition by the Company,
          (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x),
          (y), and (z) of subsection (iii) of this
          Section 8; or

                    (ii) Individuals who, as of the
          date hereof, constitute the Board (the
          "Incumbent Board") cease for any reason to constitute at least a majority of the Board;
          provided, however, that any individual
          becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii)  Approval by the shareholders
          of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation
          (a "Business Combination"), in each case, unless, following such Business Combination,
          (x) all or substantially all of the
          individuals and entities who were the
          beneficial owners, respectively, of the
          Outstanding Company Common Stock and
          Outstanding Company Voting Securities
          immediately prior to such Business
          Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
          Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business
          Combination of the Outstanding Company Common
          Stock and Outstanding Company Voting
          Securities, as the case may be, (y) no Person
          (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
          Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) Approval by the shareholders
          of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
          Common Stock and Outstanding Company Voting
          Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person
          (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding
          Company Common Stock or Outstanding Company
          Voting Securities prior to the sale or
          disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

     9. SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

     10. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

     IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

COMPANY:                      FLEMING COMPANIES, INC., an
                              Oklahoma corporation


                              By:________________________________
                                 Scott M. Northcutt, Senior Vice President
                                 - Human Resources


PARTICIPANT:                  ___________________________________